UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2008
Date of Report (Date of earliest event reported)

LANGUAGE ENTERPRISES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 –REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2008, Language Enterprise Corp. (the “Company”) entered into a binding agreement (the “Diamond Springs Letter Agreement”) with G2 Petroleum, LLC (“G2”) to purchase an interest in an oil and gas prospect covering approximately 3,300 acres located in Fremont County, Wyoming, known as the Diamond Springs Prospect.

Under the terms of the Diamond Springs Letter Agreement, the Company has agreed to purchase a 5% working interest, being a 3.75% net revenue interest, in the Diamond Springs Prospect in exchange for 250,000 shares of the Company’s common stock, to be issued upon closing. In addition, the Company will earn a 100% working interest, being a 75% net revenue interest, in an exploratory well to be drilled on the Diamond Springs Prospect, and the surrounding spacing unit, by paying for 100% of the costs of drilling and completing that well. Under the terms of the Diamond Springs Letter Agreement, the Company is required to provided G2 with $50,000 upon closing, to be applied towards the cost of drilling the well. The Company will then be required to provide G2 with an additional $300,000 within 45 days after closing. The payment of additional drilling costs will be subject to approval by the Company. Closing of the transactions contemplated in the Diamond Springs Letter Agreement is expected to occur within 60 days after the date the agreement was signed, but is conditional upon the respective parties completing their due diligence reviews to their reasonable satisfaction. The spud-date for the proposed exploratory well is expected to be in the summer of 2008.

If the exploratory well is completed and becomes a productive well, of which there is no assurance, the Company will have the right to increase its total interest in the entire Diamond Spring Prospect to a 50% working interest, being a 37.5% working interest, at a price of $100,000 for each additional 1% working interest, payable in cash or stock.

The entry by the Company into the Diamond Springs Letter Agreement signals a change in business direction for the Company from translation brokerage services to the acquisition, exploration and development of oil and gas projects. The Company’s management intends to change the name of the Company to one that more accurately reflects its current business focus.

The foregoing is a summary of the material provisions of the Diamond Springs Letter Agreement, and is not intended to be complete a complete description of all of the provisions thereof. The foregoing summary is qualified in its entirety by reference to the Diamond Springs Letter Agreement, filed as an exhibit to this report. A copy of the Company’s press release dated April 14, 2008 with respect to the Diamond Springs Letter Agreement is attached as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated April 10, 2008 between Language Enterprises Corp. and G2 Petroleum, LLC
99.1	Press release dated April 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANGUAGE ENTERPRISES CORP.
Date: April 15, 2008
	By:	/s/ Paul C. Kirkitelos
_________________________________
PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer